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                                                          Exhibit 23.1


                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-48515) pertaining to the registration of $150,000,000 of debt securities, preferred stock, common stock, equity warrants and debt warrants, the Registration Statement (Form S-8 No. 333-42741) pertaining to the Grubb & Ellis Company 1990 Amended and Restated Stock Option Plan and Grubb & Ellis Employee Stock Purchase Plan, the Registration Statements (Form S-8 Nos. 33-71580, 33-35640 and 2-98541) pertaining to the 1990 Amended and Restated Stock Option Plan, as amended, and the Registration Statement (Form S-8 No. 33-71484) pertaining to the 1993 Stock Option Plan for Outside Directors of Grubb & Ellis Company of our report dated August 21, 1998, with respect to the November 30, 1997 financial statements of Bishop Hawk, Inc. included in the Current Report on Form 8-K/A of Grubb & Ellis Company, dated October 5, 1998.

                                        /s/ ERNST & YOUNG LLP

Chicago, Illinois
October 5, 1998